Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 (No. 333-182204) of British Telecommunications plc of our report dated 13 May 2015 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in British Telecommunications plc’s Annual Report and Form 20-F for the year ended 31 March 2015.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

London, United Kingdom

21 May 2015